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                                                                    EXHIBIT 10.1

                       DIGITAL ENTERTAINMENT NETWORK, INC.

                              AMENDED AND RESTATED

                        1998 INCENTIVE COMPENSATION PLAN



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                                TABLE OF CONTENTS
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ARTICLE I

ESTABLISHMENT..............................................................................  1
        1.1       Purpose..................................................................  1

ARTICLE II

DEFINITIONS................................................................................  1
        2.1       "Affiliate"..............................................................  1
        2.2       "Agreement" or "Award Agreement".........................................  1
        2.3       "Award"..................................................................  2
        2.4       "Beneficiary"............................................................  2
        2.5       "Board of Directors" or "Board"..........................................  2
        2.6       "Cause"..................................................................  2
        2.7       "Change in Control" .....................................................  2
        2.8       "Code" or "Internal Revenue Code"........................................  2
        2.9       "Commission".............................................................  2
        2.10      "Committee"..............................................................  2
        2.11      "Common Stock"...........................................................  3
        2.12      "Company"................................................................  3
        2.13      "Covered Employee".......................................................  3
        2.14      "Disability".............................................................  3
        2.15      "Effective Date".........................................................  3
        2.16      "Exchange Act"...........................................................  3
        2.17      "Fair Market Value"......................................................  3
        2.18      "Grant Date".............................................................  4
        2.19      "Incentive Stock Option".................................................  4
        2.20      "NASDAQ".................................................................  4
        2.21      "Non-Qualified Stock Option".............................................  4
        2.22      "Option Period"..........................................................  4
        2.23      "Option Price"...........................................................  4
        2.24      "Participant"............................................................  4
        2.25      "Performance Award"......................................................  4
        2.26      "Plan"...................................................................  4
        2.27      "Representative".........................................................  5
        2.28      "Restricted Stock".......................................................  5
        2.29      "Retirement".............................................................  5
        2.30      "Rule 16b-3".............................................................  5
        2.31      "Securities Act".........................................................  5
        2.32      "Stock Option" or "Option"...............................................  5
        2.33      "Termination of Employment"..............................................  5
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ARTICLE III

ADMINISTRATION.............................................................................  6
        3.1       Committee Structure and Authority........................................  6

ARTICLE IV

STOCK SUBJECT TO PLAN......................................................................  8
        4.1       Number of Shares.........................................................  8
        4.2       Release of Shares........................................................  9
        4.3       Restrictions on Shares...................................................  9
        4.4       Stockholder Rights....................................................... 10
        4.5       Anti-Dilution............................................................ 10

ARTICLE V

ELIGIBILITY................................................................................ 11
        5.1       Eligibility.............................................................. 11
        5.2       Per-Person Award Limitations............................................. 11

ARTICLE VI

STOCK OPTIONS.............................................................................. 11
        6.1       General.................................................................. 11
        6.2       Grant and Exercise....................................................... 12
        6.3       Terms and Conditions..................................................... 12
        6.4       Termination by Reason of Death........................................... 15
        6.5       Termination by Reason of Disability...................................... 15
        6.6       Other Termination........................................................ 15
        6.7       Cashing Out of Option.................................................... 16

ARTICLE VII

RESTRICTED STOCK........................................................................... 16
        7.1       General.................................................................. 16
        7.2       Awards and Certificates.................................................. 16
        7.3       Terms and Conditions..................................................... 16

ARTICLE VIII

PERFORMANCE AWARDS......................................................................... 17
        8.1       Performance Awards....................................................... 17
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ARTICLE IX

PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN..................................... 19
        9.1       Limited Transfer During Offering......................................... 19
        9.2       Committee Discretion..................................................... 20
        9.3       No Company Obligation.................................................... 20
        9.4       Conditions Upon Issuance of Shares of Common Stock....................... 20

ARTICLE X

CHANGE IN CONTROL PROVISIONS............................................................... 20
        10.1      Impact of Event.......................................................... 20
        10.2      Definition of Change in Control.......................................... 21
        10.3      Change in Control Price.................................................. 22

ARTICLE XI

MISCELLANEOUS.............................................................................. 22
        11.1      Amendments and Termination............................................... 22
        11.2      Stand-Alone, Additional, Tandem, and Substitute Awards................... 23
        11.3      Form and Timing of Payment Under Awards; Deferrals....................... 23
        11.4      Status of Awards Under Code Section 162(m)............................... 23
        11.5      Unfunded Status of Plan; Limits on Transferability....................... 24
        11.6      General Provisions....................................................... 24
        11.7      Mitigation of Excise Tax................................................. 26
        11.8      Rights with Respect to Continuance of Employment......................... 26
        11.9      Awards in Substitution for Awards Granted by Other Corporations.......... 26
        11.10     Procedure for Adoption................................................... 27
        11.11     Procedure for Withdrawal................................................. 27
        11.12     Delay.................................................................... 27
        11.13     Headings................................................................. 27
        11.14     Severability............................................................. 27
        11.15     Successors and Assigns................................................... 27
        11.16     Entire Agreement......................................................... 28

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                       DIGITAL ENTERTAINMENT NETWORK, INC.

                        1998 INCENTIVE COMPENSATION PLAN


                                    ARTICLE I

                                 ESTABLISHMENT

        1.1 Purpose.

        The Digital Entertainment Network, Inc. 1998 Incentive Compensation Plan ("Plan") is hereby established by Digital Entertainment Network, Inc. ("Company"). The purpose of the Plan is to promote the overall financial objectives of the Company and its stockholders by motivating those persons selected to participate in the Plan to achieve long-term growth in stockholder equity in the Company and by retaining the association of those individuals who are instrumental in achieving this growth. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as defined herein) to the extent deemed appropriate by the Committee (as defined herein). The Plan and the grant of awards thereunder are expressly conditioned upon the Plan's approval by the stockholders of the Company. If such approval is not obtained, then this Plan and all Awards (as defined herein) hereunder shall be null and void ab initio. The Plan is adopted, subject to stockholder approval, effective as of August 21, 1998. The Plan shall terminate on August 21, 2008, ten years from the date of its adoption.


                                   ARTICLE II

                                   DEFINITIONS

        For purposes of the Plan, the following terms are defined as set forth below:

        2.1 "Affiliate" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

        2.2 "Agreement" or "Award Agreement" means, individually or collectively, any agreement entered into pursuant to the Plan pursuant to which an Award is granted to a Participant.

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        2.3 "Award" means any Option, Restricted Stock or Performance Award, together with any other right or interest granted to a Participant under the Plan.

        2.4 "Beneficiary" means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are to be transferred, to the extent permitted hereunder. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        2.5 "Board of Directors" or "Board" means the Board of Directors of the Company.

        2.6 "Cause" shall mean, for purposes of whether and when a Participant has incurred a Termination of Employment for Cause, any act or omission which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for "cause" as defined in such agreement or arrangement, or in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause" or a substantially equivalent term, then Cause shall mean (a) any act or failure to act deemed to constitute cause under the Company's established practices, policies or guidelines applicable to the Participant or (b) the Participant's act or failure to act which constitutes gross misconduct with respect to the Company or an Affiliate in any material respect, including, without limitation, an act or failure to act of a criminal nature, the result of which is detrimental to the interests of the Company or an Affiliate, or conduct, or the omission of conduct, which constitutes a material breach of a duty the Participant owes to the Company or an Affiliate.

        2.7 "Change in Control" has the meaning set forth in Section 10.2.

        2.8 "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed regulations) thereunder and any subsequent Internal Revenue Code.

        2.9 "Commission" means the Securities and Exchange Commission or any successor agency.

        2.10 "Committee" means the Compensation Committee of the Board or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that, if at any time the grants of Awards made under this Plan shall be subject to Section 162(m) of the Code, and/or Section 16 of the Exchange Act, the Committee shall consist solely of two or more directors, each of whom is a "Non-Employee Director" as defined in Rule 16b-3 under the Exchange Act and each


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of whom is also an "outside director" under Section 162(m) of the Code. Any references in this Plan to the Committee shall refer to the Board, if no Committee is appointed to administer the Plan.


        2.11 "Common Stock" means the shares of the regular voting Common Stock, $.01 par value per share, whether presently or hereafter issued, and any other stock or security that the Common Stock may be exchanged for, or converted into, as described hereinafter, or the common stock of any successor to the Company which is designated as Common Stock for the purpose of the Plan.

        2.12 "Company" means Digital Entertainment Network, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

        2.13 "Covered Employee" means a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code.

        2.14 "Disability" means the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances. Notwithstanding the foregoing, a Disability shall not qualify under this Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered, or incurred while participating in a criminal offense. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.

        2.15 "Effective Date" means August 21, 1998.

        2.16 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

        2.17 "Fair Market Value" means, as applied to a specified date, the fair market value per share of Common Stock on such date as determined in good faith by the Committee in the following manner: (i) if shares of Common Stock are then listed on any national or regional stock exchange, including without limitation on the NASDAQ Stock Market, Fair Market Value shall be the mean between the high and low sales price on the date in question, or if there are no reported sales on such date, on the last preceding date on which sales were reported, (ii) if shares of Common Stock are not so listed, then Fair Market Value shall be the mean between the bid and ask prices quoted by a market maker or other recognized specialist in the Common Stock at the close of the date in question, or (iii) in the absence of either of the foregoing,



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Fair Market Value shall be determined by the Committee in its absolute discretion after giving consideration to book value, the earnings history and the prospects of the Company in light of market conditions generally. The Committee may rely upon an appraisal by a reputable third party to determine Fair Market Value. The Fair Market Value determined hereunder shall be final, binding and conclusive on all parties.

        2.18 "Grant Date" means the date as of which an Award is granted pursuant to the Plan.

        2.19 "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.

        2.20 "NASDAQ" means The Nasdaq Stock Market, including the Nasdaq National Market.

        2.21 "Non-Qualified Stock Option" means an Option to purchase Common Stock of the Company granted under the Plan that is not intended to qualify as an Incentive Stock Option.

        2.22 "Option Period" means the period during which an Option shall be exercisable in accordance with the related Agreement and Article VI.

        2.23 "Option Price" means the price at which the Common Stock may be purchased under an Option as provided in Section 6.3(b).

        2.24 "Participant" means a person who satisfies the eligibility conditions of Article V and to whom an Award has been granted by the Committee under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term "Participant" shall mean such Representative. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse or descendants, or a custodian under a uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the person to whom the Award was originally granted.

        2.25 "Performance Award" means a right, granted to a Participant under
Section 8.1 hereof, to receive Awards based upon performance criteria specified by the Committee.

        2.26 "Plan" means the Digital Entertainment Network, Inc. 1998 Incentive Compensation Plan, as herein set forth and as may be amended from time to time.

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        2.27 "Representative" means (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death; (b) the person or entity acting as the guardian or temporary guardian of a Participant; (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death; or (d) any person to whom an Option has been permissibly transferred; provided that only one of the foregoing shall be the Representative at any point in time as determined under applicable law and recognized by the Committee.

        2.28 "Restricted Stock" means Common Stock granted to a Participant under Article VII hereof, that is subject to certain restrictions and to a risk of forfeiture.

        2.29 "Retirement" means the Participant's Termination of Employment after attaining either the normal retirement age or the early retirement age as defined in the principal (as determined by the Committee) tax-qualified plan of the Company or an Affiliate, if the Participant is covered by such a plan, or if the Participant is not covered by such a plan, then age 65, or age 55 with the accrual of 10 years of service.

        2.30 "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        2.31 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

        2.32 "Stock Option" or "Option" means a right, granted to a Participant under Article VI hereof, to purchase Common Stock or other Awards at a specified price during specified time periods.

        2.33 "Termination of Employment" means the occurrence of any act or event, whether pursuant to an employment agreement or otherwise, that actually or effectively causes or results in the person's ceasing, for whatever reason, to be an officer, independent contractor, director or employee of the Company or of any Affiliate, or to be an officer, independent contractor, director or employee of any entity that provides services to the Company or an Affiliate, including, without limitation, death, Disability, dismissal, severance at the election of the Participant, Retirement, or severance as a result of the discontinuance, liquidation, sale or transfer by the Company or its Affiliates of all businesses owned or operated by the Company or its Affiliates. With respect to any Participant who is not an employee of the Company or an Affiliate, his, her or its Agreement shall establish what act or event shall constitute a Termination of Employment for purposes of the Plan. A transfer of employment from the Company to an Affiliate, or from an Affiliate to the Company, will not be a Termination of Employment, unless expressly determined by the


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Committee. A Termination of Employment shall occur for an employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate, and the Participant shall not immediately thereafter become an employee of the Company or an Affiliate.

        In addition, certain other terms used herein have definitions given to them in the first place in which they are used.


                                   ARTICLE III

                                 ADMINISTRATION

        3.1 Committee Structure and Authority. The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize any one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

        Among other things, the Committee shall have the authority, subject to the terms of the Plan:

                (a) to select those persons to whom Awards may be granted from time to time;

                (b) to determine whether and to what extent Awards or any combination thereof are to be granted hereunder;

                (c) to determine the number of shares of Common Stock to be covered by each stock-based Award granted hereunder;

                (d) to determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture or waiver regarding any Award, any shares of Common Stock relating thereto, any performance criteria and the satisfaction of each criteria);

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

               (e) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 11.1.

               (f) to determine to what extent and under what circumstances Common Stock and other amounts payable with respect to an Award shall be deferred;

               (g) to determine under what circumstances an Award may be settled in cash or Common Stock;

               (h) to provide for the forms of Agreements to be utilized in connection with the Plan;

               (i) to determine whether a Participant has a Disability or a Retirement;

               (j) to determine what securities law requirements are applicable to the Plan, Awards and the issuance of shares of Common Stock under the Plan and to require of a Participant that appropriate action be taken with respect to such requirements;

               (k) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

               (l) to interpret and make final determinations with respect to the remaining number of shares of Common Stock available under this Plan;

               (m) to require, as a condition of the exercise of an Award or the issuance or transfer of a certificate of Common Stock, the withholding from a Participant of the amount of any Federal, state or local taxes as may be necessary in order for the Company or any other employer to obtain a deduction or as may be otherwise required by law;

               (n) to determine whether and with what effect a Participant has incurred a Termination of Employment;

               (o) to determine whether the Company or any other person has a right or obligation to purchase Common Stock or other Awards from a Participant and, if so, the terms and conditions on which such Common Stock or other Awards is to be purchased;

               (p) to determine the restrictions or limitations on the transfer of Common Stock or other Awards;

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

               (q) to determine whether an Award is to be adjusted, modified or purchased, or is to become fully exercisable, under the Plan or the terms of an Agreement;

               (r) to determine the permissible methods of Award exercise and payment, including cashless exercise arrangements;

               (s) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and

               (t) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties.

        The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement) and to otherwise supervise the administration of the Plan. The Committee's policies and procedures may differ with respect to Awards granted at different times or to different Participants.

        Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Participants. No determination shall be subject to de novo review if challenged in court.


                                   ARTICLE IV

                              STOCK SUBJECT TO PLAN

        4.1 Number of Shares. Subject to adjustment under Section 4.5, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan shall be 1,000,000 shares of Common Stock authorized for issuance. Such shares may consist, in whole or in part, of authorized and unissued shares, treasury shares or reacquired shares. During the term of this Plan, the Company shall at all times reserve and keep available for issuance such number of authorized shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain authorization from any regulatory body having jurisdiction, which authorization is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability for its failure to issue or sell such shares of Common Stock as to which such requisite authorization shall not have been obtained.

        4.2 Release of Shares. If any shares of Common Stock that are subject to any Award cease to be subject to an Award or are forfeited, if any Award otherwise terminates without issuance of shares of Common Stock being made to the Participant, or if any shares (whether or not restricted) of Common Stock are received by the Company in connection with the exercise of an Award, including the satisfaction of tax withholding or the payment of the exercise price thereof, such shares, in the discretion of the Committee, may again be available for distribution in connection with Awards under the Plan.

        4.3 Restrictions on Shares. (i) Shares of Common Stock issued as or in conjunction with an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in an Award Agreement. Prior to the time shares of Common Stock are registered under Section 12(b) or 12(g) of the Exchange Act, the Company shall deliver certificates representing shares of Common Stock to any holder thereof who receives such shares pursuant to this Plan. After shares of Common Stock are registered under Section 12(b) or 12(g) of the Exchange Act, the Company shall deliver such certificates only upon the request of a holder of such shares of Common Stock. The time of issuance and delivery of the certificate(s) representing shares of Common Stock may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with any applicable listing requirement of a national securities exchange (including without limitation the NASDAQ Stock Market) and any law or regulation applicable to the issuance and delivery of such shares.

        (ii) Unless an appropriate registration statement is filed and declared effective by the Commission pursuant to the Securities Act with respect to shares of Restricted Stock or shares of Common Stock underlying Options, as the case may be, each certificate representing such shares shall be endorsed with a legend substantially as follows:

        THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL (WHICH COUNSEL MUST BE, AND THE FORM AND SUBSTANCE OF SUCH OPINION ARE, SATISFACTORY TO THE ISSUER), SUCH OFFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH THE ACT AND SUCH LAWS.

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

        (iii) If required by applicable state authorities, each certificate representing such shares shall be endorsed with the legends required by such authorities.

        (iv) Each certificate representing such shares shall also contain legends as are set forth in any agreement pursuant to which such shares are issued, or as the Committee may otherwise require.

        (v) The Committee may require any person exercising an Award to make such representations and agreements and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

        4.4 Stockholder Rights. No person shall have any rights of a stockholder as to shares of Common Stock subject to an Award until, after proper exercise of the Award and/or other action required, such shares shall have been recorded on the Company's official stockholder records as having been issued or transferred. Upon exercise of the Award or any portion thereof, the Company will have thirty
(30) days in which to issue the shares, and the Participant will not be treated as a stockholder for any purpose whatsoever prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official stockholder records, except as provided herein or in an Agreement.

        4.5 Anti-Dilution. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend (but only on Common Stock), stock split, reverse stock split or other similar transaction, or if any other increase or decrease occurs in the number of outstanding shares of Common Stock without the receipt by the Company of consideration by the Company, then an appropriate and proportional adjustment shall be made, as appropriate, to: (i) the number and kind of shares of Common Stock covered by each Award, (ii) the number and kind of shares of Common Stock which have been authorized for issuance under this Plan but as to which no Awards have yet been granted (or which have been returned to this Plan pursuant to Section 4.2), and/or (iii) the exercise price per share of Common Stock covered by each outstanding Option; provided, however, that the Committee may limit any such adjustment so as to maintain the deductibility of the Awards under Section 162(m) and that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares with appropriate payment for such fractional shares as shall reasonably be determined by the Committee. The granting of stock options, stock purchase rights, phantom stock or similar awards or bonuses to employees or other persons eligible for Awards under this Plan (whether or not under this Plan) and the conversion of any convertible securities of the Company shall not



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

be deemed to have been effected "without the receipt of consideration" for the purposes of this Section 4.5.


                                    ARTICLE V

                                   ELIGIBILITY

        5.1 Eligibility. Except as herein provided, the persons who shall be eligible to participate in the Plan and be granted Awards shall be those persons who are directors, officers, employees and consultants of the Company or any Affiliate, who shall be in a position, in the opinion of the Committee, to make contributions to the growth, management, protection and success of the Company and its Affiliates. Of those persons described in the preceding sentence, the Committee may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Committee may give consideration to the person's functions and responsibilities, the person's contributions to the Company and its Affiliates, the value of the individual's service to the Company and its Affiliates and such other factors deemed relevant by the Committee. The Committee may designate in writing any person who is not eligible to participate in the Plan if such person would otherwise be eligible to participate in this Plan; provided, however, after the Company has securities registered under Section 12 of the Exchange Act, members of the Committee are hereby expressly excluded from participation in the Plan unless grants of options to such members are approved by a duly constituted committee of the Board comprised solely of "outside directors" within the meaning of Section 162(m) under the Code.

        5.2 Per-Person Award Limitations. In each fiscal year during any part of which the Plan is in effect, a Participant may not be granted Awards relating to more than 375,000 shares of Common Stock, subject to adjustment as provided in
Section 4.5, under each of Articles VI and VII].


                                   ARTICLE VI

                                  STOCK OPTIONS

        6.1 General. The Committee shall have authority to grant Stock Options under the Plan at any time or from time to time. Stock Options may be granted alone or in addition to other Awards and may be either Incentive Stock Options or Non-Qualified Stock Options. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the

Plan or an Agreement (the terms and provisions of which may differ from other Agreements), including, without limitation, payment of the Option Price.

        6.2 Grant and Exercise. The grant of a Stock Option shall occur as of the date the Committee determines. Each Option granted under this Plan shall be evidenced by an Agreement, in a form approved by the Committee, which shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution by the Participant and the Company. Only a person who is a common-law employee of the Company, any parent corporation of the Company or a subsidiary (as such terms are defined in Section 424 of the Code) on the date of grant shall be eligible to be granted an Option which is intended to be and is an Incentive Stock Option. To the extent that any Stock Option is not designated as an Incentive Stock Option or even if so designated does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under such Section 422. Neither the Company nor any Affiliate shall be liable to any Participant granted an Incentive Stock Option or to any other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Incentive Stock Option granted hereunder is not an "incentive stock option" under the Code.

        6.3 Terms and Conditions. Stock Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

               (a) Option Period. The Option Period of each Stock Option shall be fixed by the Committee; provided that no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. In the case of an Incentive Stock Option granted to an individual who owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), the Option Period shall not exceed five (5) years from the date of grant. No Option which is intended to be an Incentive Stock Option shall be granted more than ten
        (10) years from the date the Plan is adopted by the Company or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

               (b) Option Price. The Option Price per share of the Common Stock purchasable under an Option shall be determined by the Committee; provided, however, (1) that the Option Price per share shall be, in the case of Incentive Stock Options, not less than 100% of the Fair Market Value per share on the date the Option is granted; (2) if the Option is intended to qualify as an Incentive Stock Option and is granted to an individual who owns or is deemed to own stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company, a corporation which is a parent corporation of the Company or any subsidiary of the Company (each as defined in Section 424 of the Code), the Option Price per share shall not be less than one hundred ten percent (110%) of such Fair Market Value per share on the date the Option is granted; and (3) with respect to Non-Qualified Stock Options, the Option Price per share shall be not less than 85% of the Fair Market Value per share on the date the Option is granted.

               (c) Exercisability. Subject to Section 10.1, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that Participants who are not directors, officers or consultants of the Corporation shall possess the right to exercise an Option at the rate of at least 20% per year over 5 years from the date the Option is granted, subject to reasonable conditions such as continued employment. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part. In addition, the Committee may at any time accelerate the exercisability of any Stock Option. If the Committee intends that an Option be an Incentive Stock Option, the Committee may, in its discretion, provide that the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock as to which such Incentive Stock Option which is exercisable for the first time during any calendar year shall not exceed $100,000. An Option may be exercised from time to time during the term of the Option (to the extent vested) for all or any portion of the shares of Common Stock for which an Option is then exercisable. No Option may be exercised for a fraction of a share of Common Stock. An Option shall be deemed to be exercised when the Company has received at its principal business office: (i) written notice of such exercise in accordance with the terms of the applicable Agreement, (ii) full payment of the exercise price thereof and (iii) any other representations and agreements required by this Plan or the applicable Agreement.

               (d) Method of Exercise. Subject to the provisions of this Article VI, a Participant may exercise Stock Options, in whole or in part, at any time during the Option Period by the Participant's giving written notice of exercise on a form provided by the Committee (if available) to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the purchase price by cash or check or such other form of payment as the Company may accept. If approved by the Committee, payment in full or in part may also be made (i) by delivering Common Stock already owned by the Participant having a total Fair Market Value on the date of such delivery equal to the Option Price; (ii) by the execution and delivery of a note or other evidence of indebtedness (and any security agreement thereunder) satisfactory to the Committee and permitted in accordance with Section 6.3(e); (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of the Option having a total Fair Market Value on the date of delivery equal to the Option Price; (iv) by the delivery of cash or the extension of credit by a broker-dealer to whom the Participant has submitted a notice of exercise or otherwise indicated an intent to exercise an Option (in accordance with Part 220, Chapter II, Title 12 of the Code of Federal Regulations, so-called "cashless" exercise); or (v) by any combination of the foregoing. If payment of the Option Price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, the number of shares of Common Stock to be received upon such exercise that is equal to the number of shares of Restricted Stock used for payment of the Option Price shall be subject to the same forfeiture restrictions or deferral limitations to which such Restricted Stock was subject, unless otherwise determined by the Committee. In the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted. No shares of Common Stock shall be issued until full payment therefor, as determined by the Committee, has been made. Subject to any forfeiture restrictions or deferral limitations that may apply if a Stock Option is exercised using Restricted Stock, a Participant shall not have any rights of a stockholder of the Company holding the class of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), unless the Participant has given written notice of exercise, has paid in full for such shares and such shares have been recorded on the Company's official stockholder records as having been issued or transferred.

               (e) Company Loan or Guarantee. Upon the exercise of any Option and subject to the pertinent Agreement and the discretion of the Committee, the Company may at the request of the Participant:

                       (i) lend to the Participant an amount equal to such
               portion of the Option Price as the Committee may determine; or

                      (ii) guarantee a loan obtained by the Participant from a
               third-party for the purpose of tendering the Option Price.

        The terms and conditions of any loan or guarantee, including the term, interest rate and any security interest thereunder and whether the loan shall be with recourse, shall be determined by the Committee, except that no extension of credit or guarantee shall obligate the Company for an amount to exceed the lesser of the aggregate Fair Market Value per share of the Common Stock on the date of exercise, less the par value of the shares of Common Stock to be purchased upon the exercise of the Award, or the amount permitted under applicable laws or the regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

               (f) Non-transferability of Options. Except as otherwise provided in an Agreement or determined by the Committee, no Stock Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable during the Participant's lifetime only by the Participant.

        6.4 Termination by Reason of Death. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to death, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for the period of one hundred eighty (180) days from the date of such termination or until expiration of the Option Period, whichever is shorter.

        6.5 Termination by Reason of Disability. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to Disability, any unexpired and unexercised Stock Option held by such Participant shall thereafter be fully exercisable for the period of one hundred eighty (180) days from the date of such termination or until the expiration of the Option Period, whichever is shorter, and the Participant's death at any time following such Termination of Employment due to Disability shall not affect the foregoing. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for the purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

        6.6 Other Termination. Unless otherwise provided in an Agreement or determined by the Committee, if a Participant incurs a Termination of Employment due to Retirement, or the Termination of Employment is involuntary on the part of the Participant (but is not due to death or Disability or with Cause), any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of the ninety (90) day period commencing with the date of such Termination of Employment or until the expiration of the Option Period. Unless otherwise provided in an agreement or determined by the Committee, if the Participant incurs a Termination of Employment which is either (a) voluntary on the part of the Participant (and is not due to Retirement) or (b) with Cause, any Stock Option held by such Participant shall terminate immediately. The death or Disability of a Participant after a Termination of Employment otherwise provided herein shall not extend the time permitted to exercise an Option.

         Notwithstanding anything to the contrary in an Agreement, if a Participant who is an employee of the Company or an Affiliate incurs a Termination of Employment pursuant to his or her employment agreement with the Company or an Affiliate, as applicable, as a result of a termination without cause provision, or as a result of a material uncured breach of such employment agreement by the Company or an Affiliate, as applicable, then the Stock Option held by such Participant, to the extent that it otherwise would have been vested and exercisable as of the end of the term of employment provided for in such employment agreement, shall become so vested and exercisable immediately upon such termination.

        6.7 Cashing Out of Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of any Stock Option with respect to which Option at least six months have elapsed since the Grant Date (provided that such limitation shall not apply to an Option granted to a Participant who has subsequently died) by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock that is subject to the Option on the effective date of such cash-out over the Option Price times the number of shares of Common Stock subject to such cash-out.

                                   ARTICLE VII

                                RESTRICTED STOCK

        7.1 General. The Committee shall have authority to grant Restricted Stock under the Plan at any time or from time to time. Shares of Restricted Stock may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the persons to whom and the time or times at which grants of Restricted Stock will be awarded, the number of shares of Restricted Stock to be awarded to any Participant, the time or times within which such Awards of Restricted Stock may be subject to forfeiture and any other terms and conditions of the Awards of Restricted Stock. Each Award of Restricted Stock shall be confirmed by, and be subject to the terms of, an Agreement. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals by the Participant or by the Company or an Affiliate (including a division or department of the Company or an Affiliate) for or within which the Participant is primarily employed or upon such other factors or criteria as the Committee shall determine. The provisions of Restricted Stock Awards need not be the same with respect to any Participant.

        7.2 Awards and Certificates. Notwithstanding the limitations on issuance of shares of Common Stock otherwise provided in the Plan, each Participant receiving an Award of Restricted Stock shall have a certificate in respect of such shares of Restricted Stock issued in such Participant's name. Such certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award as determined by the Committee. The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

        7.3 Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

               (a) Limitations on Transferability. Subject to the provisions of the Plan and the Agreement, during a period set by the Committee commencing with the date of such Restricted Stock Award (the "Restriction Period"), the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber or dispose of any interest in shares of such Restricted Stock.

               (b) Rights. Except as provided in Section 7.3(a) or as may otherwise be provided in the applicable Agreement, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends.

               (c) Acceleration. Based on service, performance by the Participant or by the Company or an Affiliate, including any division or department for which the Participant is employed, or such other factors or criteria as the Committee may determine, the Committee may provide for the lapse of restrictions in installments and may accelerate the vesting of all or any part of any Award and waive the restrictions for all or any part of such Award.

                (d) Forfeiture. Except to the extent otherwise provided in the applicable Agreement and the Plan, upon a Participant's Termination of Employment for any reason during the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the Participant, except the Committee shall have the discretion to waive in whole or in part any or all remaining restrictions with respect to any or all of such Participant's shares of Restricted Stock.

                (e) Delivery. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Participant.

                (f) Election. A Participant may elect to further defer receipt of the Restricted Stock for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee. Subject to any exceptions adopted by the Committee, such election must be made one (1) year prior to completion of the Restriction Period.

                                  ARTICLE VIII

                               PERFORMANCE AWARDS

        8.1 Performance Awards.

                (a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and its timing, may be subject to performance conditions specified by the Committee. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Section 8.1(b) hereof in the case of a Performance Award intended to qualify under Code Section 162(m).

                (b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to a person the Committee regards as likely to be a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8.1(b).

                        (i) Performance Goals Generally. The performance goals
                for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee consistent with this Section 8.1(b). Performance goals shall be objective and shall otherwise meet the requirements of Code
                Section 162(m), including the requirement that the level or levels of performance targeted by the Committee result in the performance goals being "substantially uncertain." The Committee may determine that more than one performance goal must be achieved as a condition to settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

                        (ii) Business Criteria. One or more of the following
                business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance
                Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500, the Nasdaq Stock Market-U.S. Index or the H&Q Software Sector Index; (3) net income; (4) pre-tax earnings;
                (5) EBITDA; (6) pre-tax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating income, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (13) earnings per share, excluding the effect of charges for acquired in-process technology and before payment of executive bonuses; (14) working capital; and (15) total revenues.

                        (iii) Performance Period: Timing For Establishing
                Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over such periods as may be specified by the Committee. Performance goals shall be established on or before the dates that are required or permitted for "performance-based compensation" under Code
                Section 162(m).

                        (iv) Settlement of Performance Awards; Other Terms.
                Settlement of Performance Awards may be in cash or Common Stock, or other Awards, or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable in respect of a Performance Award subject to this Section 8.1(b). The Committee shall specify the circumstances in which such Performance Awards shall be forfeited or paid in the event of a Termination of Employment or a Change in Control prior to the end of a performance period or settlement of Performance Awards, and other terms relating to such Performance Awards.

                (c) Written Determinations. All determinations by the Committee as to the establishment of performance goals and the potential Performance Awards related to such performance goals and as to the achievement of performance goals relating to such Awards shall be made in writing in the case of any Award intended to qualify under Code
        Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards.


                                   ARTICLE IX

             PROVISIONS APPLICABLE TO STOCK ACQUIRED UNDER THE PLAN

        9.1 Limited Transfer During Offering. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered public offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of Common Stock, or enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock, or otherwise take any action requested to not be taken by such underwriters.

        9.2 Committee Discretion. The Committee may in its sole discretion include in any Agreement an obligation that the Company purchase a Participant's shares of Common Stock received upon the exercise of an Award (including the purchase of any unexercised Awards which have not expired), or may obligate a Participant to sell shares of Common Stock to the Company; upon such terms and conditions as the Committee may determine and set forth in an Agreement. The provisions of this Article IX shall be construed by the Committee in its sole discretion, and shall be subject to such other terms and conditions as the Committee may from time to time determine. Notwithstanding any provision herein to the contrary, the Company may upon determination by the Committee assign its right to purchase shares of Common Stock under this Article IX, whereupon the assignee of such right shall have all the rights, duties and obligations of the Company with respect to purchase of the shares of Common Stock.

        9.3 No Company Obligation. None of the Company, the Board, any of the Company's management, an Affiliate or the Committee shall have any duty or obligation to disclose affirmatively to a record or beneficial holder of Common Stock or an Award, and such holder shall have no right to be advised of, any material information regarding the Company or any Affiliate at any time prior to, upon or in connection with receipt or the exercise of an Award or the Company's purchase of Common Stock or an Award from such holder in accordance with the terms hereof.

        9.4 Conditions Upon Issuance of Shares of Common Stock. Shares of Common Stock shall not be issued pursuant to the exercise of an Option, and shares of Restricted Stock shall not be issued, unless the exercise of the Option and/or the issuance and delivery of shares of Common Stock or Restricted Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, and the requirements of any stock exchange (including, without limitation, the NASDAQ Stock Market) upon which shares of Common Stock may then be listed.


                                    ARTICLE X

                          CHANGE IN CONTROL PROVISIONS

        10.1 Impact of Event. Notwithstanding any other provision of the Plan to the contrary, or of any Agreement entered into as of or prior to August 1, 1999 to the contrary, in the event of a Change in Control (as defined in Section 10.2):

                (a) Any Stock Options outstanding as of the date such Change in Control and not then vested and exercisable shall become fully vested and exercisable.

                (b) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable, subject to compliance with applicable securities laws, rules and regulations.

                (c) The performance goals and other conditions with respect to any outstanding Performance Award shall be deemed to have been satisfied in full, and such Award shall be fully distributable, if and to the extent provided by the Committee in the Agreement relating to such Award or otherwise, notwithstanding that the Award may not be fully deductible to the Company under Section 162(m) of the Code.

                (d) Unless the Committee shall expressly provide otherwise in an Agreement, a Participant shall have the right, whether or not the Award is fully exercisable or may be otherwise realized by the Participant, by giving notice during the 60-day period from and after a Change in Control to the Company, to elect to surrender all or part of a stock-based Award to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the "Change in Control Price" (as defined in Section 10.3) per share of Common Stock shall exceed the amount which the Participant must pay to exercise the Award per share of Common Stock under the Award (the "Spread") multiplied by the number of shares of Common Stock granted under the Award as to which the right granted under this Section 10.1(d) shall have been exercised.

        10.2 Definition of Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred if (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company, or other than the stockholders of the Company on the effective date of this Plan), including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner of stock representing more than the thirty-five percent (35%) of the combined voting power of the Company's then outstanding securities;
(b)(i) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation other than a majority-owned subsidiary of the Company, or to sell or otherwise dispose of all or substantially all of the Company's assets, and (ii) the persons who were the members of the Board of Directors of the Company prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or the parent thereof; (c) the stockholders of the Company approve a plan of liquidation of the Company; or (d) within any period of 24 consecutive months, persons who were members of the Board of Directors of the Company immediately prior to such 24-month period, together with any persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Board of Directors of the Company immediately prior to such 24-month period and who constituted a majority of the Board of Directors of the Company at the time of such election, cease to constitute a majority of the Board.

        10.3 Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (a) the highest reported sales price of a share of Common Stock in any transaction reported on the principal exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control (if then traded) or (b) if the Change in Control is the result of a tender or exchange offer, merger, consolidation, liquidation or sale of all or substantially all of the assets or Common Stock of the Company (in each case a "Corporate Transaction"), the highest price per share of Common Stock paid in such Corporate Transaction, except that, in the case of Incentive Stock Options relating to Incentive Stock Options, such price shall be based only on the Fair Market Value of the Common Stock on the date any such Incentive Stock Option is exercised. To the extent that the consideration paid in any such Corporate Transaction consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Committee.


                                   ARTICLE XI

                                  MISCELLANEOUS

        11.1 Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under a Stock Option or Restricted Stock Award theretofore granted without the Participant's consent. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

        The Committee may amend the Plan at any time provided that (a) no amendment shall impair the rights of any Participant under any Award theretofore granted without the Participant's consent, and (b) any amendment shall be subject to the approval or rejection of the Board.

        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without the Participant's consent.

        Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as


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

other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for the right hereunder, be eligible for such accounting treatment, the Committee may modify or adjust the right so that pooling of interest accounting shall be available, including the substitution of Common Stock having a Fair Market Value equal to the cash otherwise payable hereunder for the right which caused the transaction to be ineligible for pooling of interest accounting.

        11.2 Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or an Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the Fair Market Value of Common Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Common Stock minus the value of the cash compensation surrendered.

        11.3 Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Agreement, payments to be made by the Company or an Affiliate upon the exercise of an Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Common Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee (subject to Section 11.1 of the Plan) or permitted at the election of the Participant. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the granting or crediting of dividend equivalents in respect of installment or deferred payments denominated in Common Stock.

        11.4 Status of Awards Under Code Section 162(m). It is the intent of the Company that Awards granted to persons who are Covered Employees within the


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

meaning of Code Section 162(m) shall constitute "qualified performance-based compensation" satisfying the requirements of Code Section 162(m). Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Code
Section 162(m). If any provision of the Plan or any agreement relating to such an Award does not comply or is inconsistent with the requirements of Code
Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

        11.5 Unfunded Status of Plan; Limits on Transferability. It is intended that the Plan be an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan. Unless otherwise provided in this Plan or in an Agreement, no Award shall be subject to the claims of Participant's creditors and no Award may be transferred, assigned, alienated or encumbered in any way other than by will or the laws of descent and distribution or to a Representative upon the death of the Participant.

        11.6 General Provisions.

                (a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Award or otherwise receiving an Award to represent to and agree with the Company in writing that, among other things, such person is acquiring the shares without a view to the distribution thereof. The certificates representing such shares or such other Award may include any legend which the Committee deems appropriate to reflect any restrictions on transfer or otherwise.

                (b) No Additional Obligation. Nothing contained in the Plan shall prevent the Company or an Affiliate from adopting other or additional compensation arrangements for its employees.

                (c) Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee), or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount required in order for the Company or an Affiliate to obtain a current deduction. If the Participant disposes of shares of Common Stock acquired pursuant to an Incentive Stock Option in any transaction considered to be a "disqualifying transaction" under the Code, the Participant must give written notice of such transfer to the Committee and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Participant. Unless otherwise determined by the Committee, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, provided that any applicable requirements under Section 16 of the Exchange Act are satisfied. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

                (d) Reinvestment. The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment is hereby prohibited.

                (e) Representation. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a Representative to whom any amounts payable in the event of the Participant's death are to be paid.

                (f) Controlling Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of California. The Plan shall be construed to comply with all applicable law and to avoid liability to the Company, an Affiliate or a Participant, including, without limitation, liability under Section 16(b) of the Exchange Act.

                (g) Offset. Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company or an Affiliate.

                (h) Fail Safe. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any transaction under the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. The Committee may authorize the repurchase of any Award or shares of Common Stock resulting from any Award in order to prevent a person from incurring or potentially incurring liability under Section 16(b) of the Exchange Act.

                (i) Financial Statements. Each Participant shall be provided with copies of the Company's financial statements at least annually, in accordance with California Code of Regulations Section 260.140.40.

        11.7 Mitigation of Excise Tax. If any payment or right accruing to a Participant under this Plan (without the application of this Section 11.7), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments"), would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this Section 11.7 shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only Federal income taxes.

        11.8 Rights with Respect to Continuance of Employment. Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and a Participant, or the contractual relationship between a Participant and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment between the Company or an Affiliate and a Participant. The Company or an Affiliate and each of the Participants continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract. The Company or an Affiliate shall have no obligation to retain the Participant in its employ or service as a result of this Plan. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate the Participant's employment or service as existed prior to the individual's becoming a Participant in this Plan.

        11.9 Awards in Substitution for Awards Granted by Other Corporations. Awards (including cash in respect of fractional shares) may be granted under the Plan from time to time in substitution for awards held by employees, directors or service providers of other corporations who are about to become officers, directors or employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or Affiliate of the stock of the employing corporation, as the result of which it becomes a designated employer under the Plan. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the majority of the members of the Committee may deem appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

        11.10 Procedure for Adoption. Any Affiliate of the Company may by resolution of such Affiliate's board of directors, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, adopt the Plan for the benefit of its employees as of the date specified in the board resolution.

        11.11 Procedure for Withdrawal. Any Affiliate which has adopted the Plan may, by resolution of the board of directors of such Affiliate, with the consent of the Board of Directors and subject to such conditions as may be imposed by the Board of Directors, terminate its adoption of the Plan.

        11.12 Delay. If at the time a Participant incurs a Termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement to the extent necessary to avoid the imposition of liability shall be suspended and delayed during the period the Participant would be subject to such liability, but not more than six (6) months and one (1) day and not to exceed the Option Period, whichever is shorter. The Company shall have the right to suspend or delay any time period described in the Plan or an Agreement if the Committee shall determine that the action may constitute a violation of any law or result in liability under any law to the Company, an Affiliate or a stockholder of the Company until such time as the action required or permitted shall not constitute a violation of law or result in liability to the Company, an Affiliate or a stockholder of the Company.

        11.13 Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

        11.14 Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not effect any other provision hereby, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

        11.15 Successors and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company hereunder, shall be binding upon the Participant's heirs, legal representatives and successors.

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

        11.16 Entire Agreement. This Plan and the Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of this Plan shall control.





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